EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:                        Public Relations Contact:
Fabrice Klein                                      Marisa Puthoff
404-260-2537                                       404-262-3000
fklein@interland.com                               marisa.puthoff@edelman.com


         INTERLAND COMPLETES ACQUISITION OF WEB HOSTING FIRM HOSTCENTRIC


ATLANTA, June 13, 2003 - Interland, Inc. (Nasdaq: INLD), a leading provider of Web hosting and online services for small and medium-sized businesses (SMBs), today announced the closing of the previously announced acquisition of Hostcentric. In return for all the outstanding shares of the company,
Hostcentric shareholders received $3 million in cash and approximately 13.5 million shares of Interland stock.

"The acquisition of the Hostcentric organization should have an immediately positive financial impact," said Joel J. Kocher, Interland's chief executive officer. "We are pleased to close the scale-driven acquisition chapter of Interland's strategy with the consummation of this attractive transaction," said Kocher.

As previously announced, the acquisition of Hostcentric will enhance Interland's scale and widen its lead in the small-business hosting market through the addition of tens of thousands of shared Web sites, hundreds of dedicated servers and more than 1,000 reseller channel partners. In addition, the combined customer base will benefit from the continued availability of Hostcentric services currently not offered by Interland.

"Hostcentric customers, employees and shareholders should benefit from joining Interland given the company's industry leadership, strong financial position and future prospects. We look forward to contributing to Interland's success," said Greg McKown, Hostcentric's chief executive officer.

Interland's management plans to comment further on the positive financial impact of this transaction during its upcoming third-quarter fiscal year 2003 earnings announcement and analyst conference call.

ABOUT INTERLAND
Interland, Inc. (Nasdaq: INLD) is the leading Web hosting and online services company dedicated to helping small and medium businesses achieve success by providing the knowledge, services and tools to build, manage and promote businesses online. Interland offers a wide selection of online services, including standardized Web hosting, e-commerce, application hosting, and Web site development, marketing and optimization tools. For more information about Interland, please visit www.interland.com.

ABOUT HOSTCENTRIC
Formed in 2000, Hostcentric is a provider of a broad range of Web hosting services to SME and enterprise customers. More information about Hostcentric can be found at www.hostcentric.com.


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The  foregoing  contains   "forward-looking   statements"  which  are  based  on
management's beliefs as well as on a number of management assumptions concerning future events and on information currently available to management. Such forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside Interland's control, which could cause actual results to differ materially from such statements. Statements regarding the future financial results expected to result from an acquisition are dependent upon the accuracy of numerous assumptions and projections relating to transition and integration costs, customer churn and other factors, and no assurance can be given of the accuracy of such statements. For a more detailed description of factors that could cause a difference between forward-looking statements and actual results, please see Interland's registration statement on Form S-4 filed in connection with the Hostcentric transaction (SEC File no. 333-104612), as well as its most recent Form 10-K, Forms 10-Q and Forms 8-K and other filings with the Securities and Exchange Commission. Interland disclaims any intention or obligation to update
or  revise  any  forward-looking   statements,   whether  as  a  result  of  new
information, future events or otherwise.